     As filed with the Securities and Exchange Commission on April 21, 2000
                                                     Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 LANDACORP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             CALIFORNIA                             7379                             94-3346710
     (PRIOR TO REINCORPORATION)         (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
              DELAWARE                  CLASSIFICATION CODE NUMBER)            IDENTIFICATION NUMBER)
      (AFTER REINCORPORATION)
  (STATE OR OTHER JURISDICTION OF
   INCORPORATION OR ORGANIZATION)

                            4151 ASHFORD DUNWOODY RD.
                                   SUITE 505
                                ATLANTA, GA 30319
                                 (404) 531-9956
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                         1984 EMPLOYEE STOCK OPTION PLAN
                        1995 INCENTIVE STOCK OPTION PLAN
                           1998 EQUITY INCENTIVE PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLANS)


                             EUGENE SANTA CATTARINA
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 LANDACORP, INC.
                            4151 ASHFORD DUNWOODY RD.
                                   SUITE 505
                                ATLANTA, GA 30319
                                 (404) 531-9956

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   Copies to:
                            MICHAEL J. DANAHER, ESQ.
                             MARTIN J. WATERS, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (650) 493-9300

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                                  CALCULATION OF REGISTRATION FEE
=============================================================================================================
 TITLE OF EACH CLASS OF SECURITIES    AMOUNT TO BE     PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
          TO BE REGISTERED             REGISTERED     OFFERING PRICE PER    AGGREGATE OFFERING    REGISTRATION
                                                             SHARE                 PRICE              FEE
-------------------------------------------------------------------------------------------------------------
1984 Stock Option Plan
Common Stock, $0.001 par value
(currently outstanding options)(1)    103,750 shares         $1.90            $  197,125.00        $ 52.04
-------------------------------------------------------------------------------------------------------------
TOTAL 1984 STOCK OPTION PLAN SHARES
 REGISTERED                           103,750 shares         $1.90            $  197,125.00        $ 52.04
-------------------------------------------------------------------------------------------------------------
1995 Incentive Stock Option Plan
 Common Stock,  $0.001 par value
 (currently outstanding options)(2)   249,500 shares         $1.90            $  474,050.00        $125.15
-------------------------------------------------------------------------------------------------------------
TOTAL 1995 INCENTIVE STOCK OPTION
 PLAN SHARES REGISTERED               249,500 shares         $1.90            $  474,050.00        $125.15
-------------------------------------------------------------------------------------------------------------
1998 Equity Incentive Plan
 Common Stock, $0.001 par value
 (currently outstanding options)(3)   684,728 shares         $2.64            $1,807,681.92        $477.23
-------------------------------------------------------------------------------------------------------------
1998 Equity Incentive Plan Common
 Stock, $0.001 par value (options
 available for future grant) (4)      145,488 shares         $4.31            $  627,053.28        $165.54

-------------------------------------------------------------------------------------------------------------
TOTAL 1998 EQUITY INCENTIVE PLAN
 SHARES REGISTERED                    830,216 shares                          $2,434,735.20       $  642.77
-------------------------------------------------------------------------------------------------------------
1999 Employee Stock Purchase Plan
 Common Stock, $0.001 par value (5)   560,000 shares         $3.66            $2,049,600.00       $  541.09
-------------------------------------------------------------------------------------------------------------
TOTAL REGISTRATION FEES                                                                           $1,361.05
=============================================================================================================


(1) The computation is based upon the weighted average exercise price per share of $1.90 as to 103,750 outstanding but unexercised options to purchase Common Stock under the 1984 Stock Option Plan.

(2) The computation is based upon the weighted average exercise price per share of $1.90 as to 249,500 outstanding but unexercised options to purchase Common Stock under the 1995 Incentive Stock Option Plan.

(3) The computation is based upon the weighted average exercise price per share of $2.64 as to 684,728 outstanding but unexercised options to purchase Common Stock under the 1998 Incentive Stock Option Plan.

(4) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the remaining 145,488 shares of Common Stock authorized for issuance pursuant to the 1998 Incentive Stock Option Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on April 17, 2000 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(5) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on April 17, 2000 because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the 1999 Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of the Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INFORMATION INCORPORATED BY REFERENCE.

        The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

        (a) The Registrant's Prospectus dated February 8, 2000, filed pursuant to Rule 424(b)(4) under the Securities Act of 1933 on February 9, 2000.

        (b) The description of the Common Stock of the Registrant that is contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on February 8, 2000.

        (c) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law and indemnifies directors and officers for all actions or proceedings arising out of his or her actions arising in such capacity. Delaware law provides that directors of a corporation shall not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions, or (iv) for any transactions from which the director derived an improper personal benefit.

        The Registrant's Bylaws provide that the Registrant indemnify its directors and officers, and any person acting as director or officer of any corporation, partnership, joint venture trust or other enterprise at the request of the corporation against any expenses, judgements, fines, and amounts paid in settlement from such action incurred related to his or her status or service as an agent of the corporation if he acted in good faith and in a manner reasonably believed not to be opposed to the best interests of the corporation. The Registrant's Bylaws also permit the Registrant to secure insurance on behalf of any person who is or was an Agent of the corporation for actions arising as a result of his or her status as such, whether or not the corporation would have the power to indemnify the Agent against such liability under the Bylaws. The corporation indemnifies against expenses actually and reasonably incurred in connection with the defense or settlement of action or suit if he or she acted in good faith.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

ITEM 9. UNDERTAKINGS.

        (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia on April 21, 2000.

                             LANDACORP, INC.

                             By: /s/ EUGENE SANTA CATTARINA
                                 -------------------------------
                                 Eugene Santa Cattarina
                                 President, Chief Executive Officer and Director

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eugene Santa Cattarina, Stephen Kay, and Bryan Lang, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

           SIGNATURE                              TITLE                          DATE
--------------------------------    ----------------------------------      ---------------
   /s/ EUGENE SANTA CATTARINA       President, Chief Executive Officer      April 21, 2000
--------------------------------    and Director
     Eugene Santa Cattarina


       /s/ STEPHEN KAY              Chief Operating Officer and Chief       April 21, 2000
--------------------------------    Financial Officer
          Stephen Kay


        /s/ BRYAN LANG              Chief Technology Officer, Chief         April 21, 2000
--------------------------------    Marketing Officer and Director
          Bryan Lang


       /s/ DAVID BROWN              Senior Vice President, Sales            April 21, 2000
--------------------------------
          David Brown


     /s/ MARLENE MCCURDY            Senior Vice President, Client           April 21, 2000
--------------------------------    Services
        Marlene McCurdy


    /s/ THOMAS STEPHENSON           Chairman of the Board of Directors      April 21, 2000
--------------------------------
       Thomas Stephenson


        /s/ HOWARD COX              Director                                April 21, 2000
--------------------------------
          Howard Cox

   /s/ JASON ROSENBLUTH, MD         Director                                April 21, 2000
--------------------------------
     Jason Rosenbluth, MD


   /s/ JEROME GROSSMAN, MD          Director                                April 21, 2000
--------------------------------
      Jerome Grossman, MD

                                INDEX TO EXHIBITS



                                                                                    SEQUENTIALLY
                                                                                      NUMBERED
  EXHIBIT NUMBER                          EXHIBIT DOCUMENT                             PAGE
  --------------    -----------------------------------------------------------     ------------
        4.1*        Second Amended and Restated Certificate of Incorporation of
                    Landacorp, Inc.

        4.2*        Bylaws of Registrant

        4.3*        1995 Incentive Stock Option Plan

        4.4*        1998 Equity Incentive
                    Plan

        4.5*        1999 Employee Stock Purchase Plan

        5.1         Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                    Corporation, as to the legality of securities being registered (Counsel to the Registrant)

        23.1        Consent of PricewaterhouseCoopers LLP (Independent
                    Accountants)

        23.2        Consent of Wilson Sonsini Goodrich & Rosati, Professional
                    Corporation (contained in Exhibit 5.1 hereto)

        24.1        Power of Attorney (see page II-3)

------------

* Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-87435), effective February 8, 2000.